UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At the regularly scheduled Board of Directors meeting of New Frontier Media, Inc., on August 15, 2006, Mr. Warren Lichtenstein of Steel Partners II, L.P., was provided, at his request, an opportunity to address the Board of Directors. Mr. Lichtenstein expressed an interest in leading a “management buyout” of the shares of New Frontier Media, Inc. Mr. Lichtenstein expressed a willingness to pay a premium over the market price but declined to state the price per share or the amount or range of premium over market price that he is prepared to offer.

Senior management of the Company has informed the Board that senior management has received no substantive information about Mr. Lichtenstein’s intentions other than what was presented to the Board by Mr. Lichtenstein on August 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Dated: August 29, 2006	By: /s/ Michael Weiner
Michael Weiner
Chief Executive Officer